SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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☐ PreliminaryProxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

RADIO ONE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1.	Title of each class of securities to which transaction applies:

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Radio One, Inc.

5900 Princess Garden Parkway, 7th Floor

Lanham, MD 20706

301-306-1111

April 26, 2004

Dear Fellow Stockholder:

You are cordially invited to attend the 2004 annual meeting of stockholders of Radio One, Inc. (“Radio One”), to be held on Wednesday, May 26, 2004 at 9:30 a.m. EST, at the Hay-Adams Hotel, 800 16th Street, NW, Washington, D.C.

At this meeting you will be asked to vote on several proposals, all of which are described in detail in the attached proxy statement. Also enclosed are Radio One’s Annual Report on Form 10-K for the year ended December 31, 2003 and a proxy card.

Whether or not you plan to attend the annual meeting in person, it is important that your shares be represented and voted at the meeting. After reading the attached proxy statement, please sign, date, and promptly return the proxy card in the enclosed self-addressed envelope. No postage is required if it is mailed in the United States. Submitting the proxy will not preclude you from voting in person at the annual meeting should you later decide to do so.

Your cooperation in promptly returning your completed proxy is greatly appreciated. We look forward to seeing you at the annual meeting.

Sincerely,

Alfred C. Liggins, III Chief Executive Officer

Radio One, Inc.

5900 Princess Garden Parkway, 7th Floor

Lanham, MD 20706

301-306-1111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 26, 2004

NOTICE IS HEREBY GIVEN that the 2004 annual meeting of stockholders of RADIO ONE, INC., a Delaware corporation (the “Company”), will be held on May 26, 2004 at 9:30 a.m. EST, at the Hay-Adams Hotel, 800 16th Street, NW, Washington, D.C. to consider and act upon the following matters:

(1)    The election of Terry L. Jones and Brian W. McNeill as Class A directors to serve until the 2005 annual meeting of stockholders or until their successors are duly elected and qualified.

(2)    The election of Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong, L. Ross Love and Ronald E. Blaylock as directors to serve until the 2005 annual meeting of stockholders or until their successors are duly elected and qualified.

(3)    The approval of the amendment and restatement of the 1999 Stock Option and Restricted Stock Grant Plan increasing the number of shares of Class D common stock reserved for issuance under the plan from 5,816,198 shares to 10,816,198 shares.

(4)    The ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 2004.

(5)    The transaction of such other business as may properly come before the 2004 annual meeting or any adjournment thereof.

At this time, the Board of Directors is not aware of any other business that will be presented for consideration at the 2004 annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF PROPOSALS 1, 2, 3 AND 4 TO BE PRESENTED AT THE ANNUAL MEETING.

Only Class A and Class B stockholders of record at the close of business on April 16, 2004 will be entitled to vote at the 2004 annual meeting or any adjournment thereof. The 2004 annual meeting may be adjourned from time to time without notice other than by announcement at the meeting. A list of stockholders entitled to vote at the 2004 annual meeting will be available for inspection by any stockholder, for any reason germane to the annual meeting, during ordinary business hours during the ten days prior to the meeting at the Company’s offices at 5900 Princess Garden Parkway, 7th Floor, Lanham, Maryland 20706. If you wish to view the list of stockholders, please contact Linda J. Eckard Vilardo, the Company’s Assistant Secretary, at (301) 306-1111.

We hope that you will be able to attend the 2004 annual meeting in person. However, whether or not you plan to attend, please complete, date, sign, and return the enclosed proxy card promptly to ensure that your shares are represented at the meeting. If you do attend the meeting, you may revoke your proxy if you wish to vote in person. The return of the enclosed proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the meeting.

By order of the Board of Directors

Linda J. Eckard Vilardo

Assistant Secretary

Dated: April 26, 2004

Radio One, Inc.

5900 Princess Garden Parkway, 7th Floor

Lanham, MD 20706

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 26, 2004

The annual meeting of stockholders of Radio One, Inc. will be held on May 26, 2004 at 9:30 a.m. EST, at the Hay-Adams Hotel, 800 16th Street, NW, Washington, D.C.

ABOUT THIS PROXY STATEMENT

Our board of directors has sent you this proxy statement to solicit your vote at the annual meeting (including any adjournment or postponement of the annual meeting). This proxy statement and a copy of our annual report on Form 10-K for the year ended December 31, 2003 are first being mailed on or about April 26, 2004 to stockholders of record at the close of business on April 16, 2004.

We will pay all expenses incurred in connection with this proxy solicitation. We will solicit proxies by mail, and the directors, officers and employees of Radio One may also solicit proxies by telephone, facsimile, telegram or in person. Those persons will receive no additional compensation for these services but will be reimbursed for reasonable out-of-pocket expenses. We will bear the costs of preparing and mailing the proxy materials to record holders such as brokerage houses and other custodians, nominees and fiduciaries, for their forwarding of the proxy materials to the beneficial owners on whose behalf they hold shares. Upon request, we will also reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in sending the proxy materials to the beneficial owners.

Only stockholders of record of Class A and Class B common stock at the close of business on April 16, 2004, the record date, will be entitled to vote at the meeting. As of the record date, there were 22,400,164 shares of Class A common stock and 2,867,463 shares of Class B common stock issued, outstanding and eligible to vote. Each share of Class A common stock is entitled to one non-cumulative vote and each share of Class B common stock is entitled to ten non-cumulative votes.

HOW YOU CAN VOTE

If you are a stockholder of record of our Class A or Class B common stock as of the close of business on April 16, 2004, you may vote your shares:

By Proxy: You can vote by completing, signing and dating the enclosed proxy card and returning it to us by mail in the postage-paid envelope provided. The instructions for voting are contained on the enclosed proxy card. The individuals named on the card are your proxies. They will vote your shares as you indicate. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted as follows:

•	Proxies received from the holders of Class A common stock will be voted FOR all of the nominees for Class A director (for which holders of Class B common stock are not eligible to vote).

•	Proxies received from holders of Class A common stock and Class B common stock will be voted FOR:

(i)	All of the other nominees for director;

(ii)	Approval of the amendment and restatement of the 1999 Stock Option and Restricted Stock Grant Plan increasing the number of shares of Class D common stock reserved for issuance under the plan from 5,816,198 shares to 10,816,198 shares;

(iii)	Ratification of the appointment of Ernst & Young LLP as independent auditor for Radio One for the year ending December 31, 2004; and
(iv)	At the discretion of the proxies, on any other matter that may be properly brought before the meeting.

If your shares are held in the name of a broker, bank or other record holder (i.e., in “street name”), you must either direct the record holder of your shares how to vote your shares or obtain a proxy from the record holder to vote at the meeting.

In Person: You may attend the annual meeting and vote in person.

REVOCATION OF YOUR PROXY

You may revoke your proxy before it is voted at the meeting if you:

•	send a written notice of revocation to our Assistant Secretary dated after the date of your most recently delivered proxy;

•	send a proxy to our Assistant Secretary dated after the date of your most recently delivered proxy for the same shares of common stock; or

•	attend the annual meeting AND vote in person there.

The address of our Assistant Secretary is 5900 Princess Garden Parkway, 7th Floor, Lanham, Maryland 20706, Attention: Linda J. Eckard Vilardo, Assistant Secretary.

THE PROPOSALS

At the meeting, our stockholders will be asked to:

(1)	elect Brian W. McNeill and Terry L. Jones as Class A directors to serve until the 2005 annual meeting of stockholders or until their successors are duly elected and qualified (Proposal 1);

(2)	elect Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong, L. Ross Love and Ronald E. Blaylock as directors to serve until the 2005 annual meeting of stockholders or until their successors are duly elected and qualified (Proposal 2);

(3)	approve the amendment and restatement of the 1999 Stock Option and Restricted Stock Grant Plan increasing the number of shares of Class D common stock reserved for issuance under the plan from 5,816,198 shares to 10,816,198 shares (Proposal 3);

(4)	ratify the appointment of Ernst & Young LLP as independent auditors for Radio One for the year ending December 31, 2004 (Proposal 4); and

(5)	transact such other business as may properly come before the meeting or any adjournment thereof.

No matters other than those referred to above are presently scheduled to be considered at the meeting.

VOTING SECURITIES

Our amended and restated certificate of incorporation provides that each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes. At the close of business on April 16, 2004, there were 22,400,164 outstanding shares of our Class A common stock and 2,867,463 outstanding shares of our Class B common stock. Accordingly, a total of 51,074,794 votes may be cast at the meeting. All shares of Class A and Class B common stock represented at the meeting by properly executed proxies received prior to the vote at the meeting, unless previously revoked, will be voted in accordance with the instructions indicated thereon. Class C and Class D common stock are not entitled to vote on any proposal presented at the meeting.

QUORUM AND REQUIRED VOTES

A quorum of stockholders is necessary to take action at the meeting. A quorum exists when the presence of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a matter to be acted upon at the meeting are present in person or by proxy. Abstentions and instructions to withhold voting authority, but not broker non–votes, are counted as present for purposes of determining whether there is a quorum. (A broker non-vote occurs when a nominee who holds shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner.) In the event that a quorum is not obtained at the meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.

If a quorum is not present, the holders of the shares present in person or represented by proxy at the meeting and entitled to vote thereat shall have the power, by the affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time or place. Unless the adjournment is for more than thirty days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting need be given to any stockholder if the time and place of the adjourned meeting is announced at the meeting at which the adjournment was taken. At the adjourned meeting, Radio One may transact any business which might have been transacted at the original meeting.

If a quorum is present at the meeting:

•	the affirmative vote of a plurality of the votes cast by all eligible holders of Class A common stock will be necessary for the election of Terry L. Jones and Brian W. McNeill as Class A directors;

•	the affirmative vote of a plurality of the votes cast by all eligible holders of Class A common stock and Class B common stock will be necessary for the election of the remaining director nominees; and

•	the affirmative vote of a majority of the votes cast by all eligible holders of Class A common stock and Class B common stock will be necessary for (i) approval of the amendment and restatement of the 1999 Stock Option and Restricted Stock Grant Plan and (ii) the ratification of the appointment of the independent auditors.

Votes may be cast in favor of or in opposition to each proposal or, in the case of the election of directors, votes may be cast in favor of the election of each nominee or withheld. Other than in the election of directors, abstentions may be specified on each proposal. Abstentions, instructions to withhold voting authority and broker non-votes are not deemed to be votes cast and, accordingly, will have no effect on the outcome of the voting. Votes cast by proxy or in person at the meeting will be tabulated by the inspectors of election appointed for the meeting.

VOTING SHARES COMMITTED

We have been advised by various members of management and the board of directors who, in the aggregate, hold or otherwise have voting power with respect to 1,042,871 shares of Class A common stock and 2,861,843 shares of Class B common stock (representing approximately 58.1% of the votes possible) that they intend to vote such shares in favor of each of the proposals to be presented for consideration and approval at the meeting.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 9, 2004 by:

•	each person (or group of affiliated persons) known by us to be the beneficial owner of more than five percent of any class of common stock;

•	each of the executive officers named in the Summary Compensation Table;

•	each of our directors and nominees for director; and

•	all of our directors and executive officers as a group.

Each stockholder possesses sole voting and investment power with respect to the shares listed, unless otherwise noted. Information with respect to the beneficial ownership of the shares has been provided by the stockholders.

	Common Stock
	Class A		Class B		Class C		Class D
	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Number of Shares	Percent of Class
Catherine L. Hughes (1)(2)(3)(4)(7)	1,000	*	851,536	29.7%	3,121,048	99.6%	8,147,168	10.6%

Alfred C. Liggins, III(1)(2)(5)(6)(7)	37,936	*	2,010,307	70.1	3,121,048	99.6	11,851,082	15.5

Scott R. Royster(8)	391,364	1.7%	—	—	—	—	766,551	1.0

Linda J. Eckard Vilardo(9)	31,077	*	—	—	—	—	362,154	*

Mary Catherine Sneed(10)	230,922	1.0	—	—	—	—	253,000	*

Terry L. Jones(11)	313,888	1.4	—	—	—	—	610,676	*

Brian W. McNeill(12)	26,434	*	—	—	—	—	96,435	*

L. Ross Love(13)	250	*	—	—	—	—	1,075,664	1.4

D. Geoffrey Armstrong(14)	10,000	*	—	—	—	—	15,000	*

Ronald E. Blaylock(15)	—	—	—	—	—	—	20,000	*

Ariel Capital Management, Inc.(16)	—	—	—	—	—	—	4,142,270	5.4

Capital Guardian Trust Co.(17)	840,770	3.8	—	—	—	—	4,486,590	5.9

FMR Corp.(18)	2,747,804	12.3	—	—	—	—	9,103,928	11.9

Morgan Stanley(19)	1,871,267	8.4	—	—	—	—	2,824,231	3.7

T. Rowe Price Associates, Inc.(20)	—	—	—	—	—	—	3,919,000	5.1

The TCW Group, Inc.(21)	1,294,820	5.8	—	—	—	—	1,683,912	2.2

All Directors and Named Executives as a group (10 persons)	1,042,871	4.6	2,861,843	99.8	3,121,048	99.6	16,955,634	21.9

*	Less than 1%
(1)	The 3,121,048 shares of Class C common stock and 6,242,096 shares of Class D common stock are held by Hughes-Liggins Family Partners, L.P., the limited partners of which are the Catherine L. Hughes Revocable Trust, dated March 2, 1999 (of which Ms. Hughes is the trustee and sole beneficiary), and the Alfred C. Liggins, III Revocable Trust, dated March 2, 1999 (of which Mr. Liggins is the trustee and sole beneficiary), and the general partner of which is Hughes-Liggins & Company, L.L.C., the members of which are the Catherine L. Hughes Revocable Trust, dated March 2, 1999, and the Alfred C. Liggins, III Revocable Trust, dated March 2, 1999.
(2)	The shares of Class A common stock and Class B common stock are subject to a voting agreement between Ms. Hughes and Mr. Liggins with respect to the election of Radio One’s directors.
(3)	The shares of Class B common stock and 1,528,072 shares of Class D common stock are held by the Catherine L. Hughes Revocable Trust, dated March 2, 1999 (of which Ms. Hughes is the trustee and sole beneficiary).

(4)	Includes 375,000 shares of Class D common stock obtainable upon the exercise of stock options exercisable within 60 days of April 9, 2004.
(5)	The shares of Class B common stock and 3,845,614 shares of Class D common stock are held by the Alfred C. Liggins, III Revocable Trust, dated March 2, 1999 (of which Mr. Liggins is the trustee and sole beneficiary).
(6)	Includes 187,500 shares of Class D common stock obtainable upon the exercise of stock options exercisable within 60 days of April 9, 2004.
(7)	As of April 9, 2004 the combined economic and voting interests of Ms. Hughes and Mr. Liggins were 18.3% and 56.1%, respectively.
(8)	Includes 18,646 shares of Class A common stock and 87,292 shares of Class D common stock obtainable upon the exercise of stock options exercisable within 60 days of April 9, 2004.
(9)	Includes 11,077 shares of Class A common stock and 112,154 shares of Class D common stock obtainable upon the exercise of stock options exercisable within 60 days of April 9, 2004.
(10)	Includes 250,000 shares of Class D common stock obtainable upon the exercise of stock options exercisable within 60 days of April 9, 2004.
(11)	Includes 49,557 shares of Class A common stock and 6,714 shares of Class D common stock held by Mr. Jones, 300 shares of Class A common stock and 600 shares of Class D common stock held by each of Mr. Jones’ three daughters, and 526,861 shares of Class A common stock and 1,134,122 shares of Class D common stock held by Syncom Capital Corporation. Mr. Jones is the President of Syncom Capital Corporation and may be deemed to share beneficial ownership of shares of Class A and Class D common stock held by Syncom Capital Corporation by virtue of his affiliation with Syncom Capital Corporation. Mr. Jones disclaims beneficial ownership of such shares. Also includes 40,000 shares of Class D common stock obtainable upon the exercise of stock options exercisable within 60 days of April 9, 2004.
(12)	Includes 40,000 shares of Class D common stock obtainable upon the exercise of stock options exercisable within 60 days of April 9, 2004.
(13)	Includes 500 shares of Class D common stock held by Mr. Love, 519,124 shares held by LRL Trading, L.L.C., 77,153 shares held by LRC Love Limited Partnership and 454,400 shares held by LRL Investments LP. Mr. Love has a controlling interest in LRL Trading, L.L.C., LRC Love Limited Partnership and LRL Investments LP. He may be deemed to be the beneficial owner of the shares held by those entities by virtue of his affiliation. Also includes 9,487 shares held by Mr. Love’s spouse. Mr. Love disclaims beneficial ownership of those shares. Also includes 15,000 shares of Class D common stock obtainable upon the exercise of stock options exercisable within 60 days of April 9, 2004.
(14)	Includes 15,000 shares of Class D common stock obtainable upon the exercise of stock options exercisable within 60 days of April 9, 2004.
(15)	Includes 10,000 shares of Class D common stock obtainable upon the exercise of stock options exercisable within 60 days of April 9, 2004.
(16)	The address of Ariel Capital Management, Inc. is 200 E. Randolph Drive, Suite 2900, Chicago, IL 60601. This information is based on a Schedule 13G/A filed on February 13, 2004.
(17)	The address of Capital Guardian Trust Co. is 11100 Santa Monica Boulevard, Los Angeles, CA 90025. This information is based on a Schedule 13F filed on February 17, 2004.
(18)	The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109. This information is based on a Schedule 13G/A filed on February 17, 2004.
(19)	The address of Morgan Stanley is 1585 Broadway, New York, NY 10036. This information is based on a Schedule 13G filed on February 17, 2004.
(20)	The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202. This information is based on a Schedule 13G filed on February 10, 2004.
(21)	The address of The TCW Group, Inc. is 865 South Figueroa Street, Suite 1800, Los Angeles, CA 90017. This information is based on a Schedule 13G/A filed on February 10, 2004.

PROPOSAL 1—ELECTION OF CLASS A DIRECTORS

(CLASS A COMMON STOCK ONLY)

Two Class A directors will be elected at the 2004 annual meeting to serve until the 2005 annual meeting. The two nominees are Brian W. McNeill and Terry L. Jones. Each of them is an incumbent director. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the board of directors. To be elected, the two nominees must receive the affirmative vote of a plurality of the votes cast by the holders of the Class A common stock. There is no cumulative voting for the board of directors. The table below contains certain biographical information about the nominees for Class A director.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF

THE PERSONS NOMINATED FOR CLASS A DIRECTOR IN PROPOSAL 1.

Nominees For Class A Director

Terry L. Jones

Director since 1995

Age: 57

Since 1990, Mr. Jones has been President of Syndicated Communications, Inc., a communications venture capital investment company, and its wholly owned subsidiary, Syncom Capital Corporation. He joined Syndicated Communications, Inc. in 1978 as a Vice President. Mr. Jones serves in various capacities, including director, president, general partner and vice president, for various other entities affiliated with Syndicated Communications, Inc. He also serves on the board of directors of Delta Capital Corporation, Sun Delta Capital Access Center, the Southern African Enterprise Development Fund and Cyber Digital Inc., a publicly held company.

Brian W. McNeill

Director since 1995

Age: 48

Mr. McNeill is a founder and the Managing General Partner of Alta Communications, which was founded in 1996 as the successor firm to Burr, Egan, Deleage & Co., a private equity firm specializing in the telecommunications industry. Mr. McNeill joined Burr, Egan in 1986. From 1979 to 1986, he worked at the Bank of Boston where he started and managed that institution’s broadcast lending group. He currently serves as a director of Acme Communications, Inc., a publicly held company, and Next Media Group, LLC.

PROPOSAL 2—ELECTION OF OTHER DIRECTORS

Five other directors will be elected by the holders of Class A common stock and Class B common stock voting together at the meeting to serve until the 2005 annual meeting. The five nominees are Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong, L. Ross Love and Ronald E. Blaylock. All five nominees are incumbent directors. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the board of directors. To be elected, the five persons nominated for director must receive the affirmative vote of a plurality of the votes cast by all stockholders entitled to vote. The table below contains certain biographical information about the nominees.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

EACH OF THE PERSONS NOMINATED IN PROPOSAL 2.

Nominees For Other Director

Catherine L. Hughes

Chairperson of the Board and

Secretary;

Director since 1980

Age: 57

Ms. Hughes has been Chairperson of the Board of Directors and Secretary of Radio One since 1980, and was Chief Executive Officer of Radio One from 1980 to 1997. Since 1980, Ms. Hughes has worked in various capacities for Radio One including President, General Manager, General Sales Manager and talk show host. She began her career in radio as General Sales Manager of WHUR-FM, the Howard University-owned, urban-contemporary radio station. Ms. Hughes is also the mother of Mr. Liggins, Radio One’s Chief Executive Officer, President, Treasurer and director.

Alfred C. Liggins, III

Chief Executive Officer,

President and Treasurer;

Director since 1989

Age: 39

Mr. Liggins has been Chief Executive Officer of Radio One since 1997, and President and Treasurer since 1989. Mr. Liggins joined Radio One in 1985 as an account manager at WOL-AM. In 1987, he was promoted to General Sales Manager and promoted again in 1988 to General Manager overseeing Radio One’s Washington, D.C. operations. After becoming President, Mr. Liggins engineered Radio One’s expansion into other markets. Mr. Liggins is a graduate of the Wharton School of Business/Executive M.B.A. Program. Mr. Liggins is the son of Ms. Hughes, Radio One’s Chairperson and Secretary.

D. Geoffrey Armstrong

Director since 2001

Age: 46

Mr. Armstrong is currently Chief Executive Officer of 310 Partners, a private investment firm. From March 1999 through September 2000, Mr. Armstrong was the Chief Financial Officer of AMFM, Inc., which was publicly traded on the New York Stock Exchange until it was purchased by Clear Channel Communications in September 2000. From June 1998 to February 1999, Mr. Armstrong was Chief Operating Officer and a director of Capstar Broadcasting Corporation, which merged with AMFM, Inc. in July 1999. Mr. Armstrong was a founder of SFX Broadcasting, which went public in 1993, and subsequently served as Chief Financial Officer, Chief Operating Officer, and a director until the company was sold in 1998.

L. Ross Love

Director since 2001

Age: 57

Mr. Love is currently the President and Chief Executive Officer of Blue Chip Enterprises, LLC, which owns and operates J&M Precision Machining, a manufacturer of power train components for the automotive industry. Previously, Mr. Love was the President and

Chief Executive Officer of Blue Chip Broadcasting, Inc., which was acquired by Radio One in August 2001. Mr. Love founded Blue Chip in 1995, growing the company to 19 stations in six markets. Prior to founding Blue Chip, Mr. Love had a 28-year career at Procter & Gamble, serving the last 10 years as Vice President, Advertising for P&G Worldwide.

Ronald E. Blaylock

Director since 2002

Age: 44

Mr. Blaylock is the Founder, Chairman and Chief Executive Officer of Blaylock & Partners, L.P., an investment banking firm. Mr. Blaylock held senior management positions with PaineWebber Group and Citicorp before launching Blaylock & Partners in 1993. Mr. Blaylock is also a director of the W.R. Berkley Corporation, a publicly held company.

Executive Officers

In the table below we set forth certain information on those persons currently serving as our executive officers. Biographical information on Catherine L. Hughes, Chairperson of the Board and Secretary, and Alfred C. Liggins, III, Chief Executive Officer, President and Treasurer, is included above in the section “Nominees for Other Directors.”

Scott R. Royster

Executive Vice President

and Chief Financial Officer

Age: 39

Mr. Royster has been Executive Vice President of Radio One since 1997 and Chief Financial Officer of Radio One since 1996. Prior to joining Radio One, he served as an independent consultant to Radio One. From 1995 to 1996, Mr. Royster was a principal at TSG Capital Group, LLC, a private equity investment firm located in Stamford, Connecticut, which became an investor in Radio One in 1987. Mr. Royster has also served as an associate and later a principal at Capital Resource Partners from 1992 to 1995, a private capital investment firm in Boston, Massachusetts. Mr. Royster is a graduate of Duke University and Harvard Business School.

Mary Catherine Sneed

Chief Operating Officer

Age: 52

Ms. Sneed has been Chief Operating Officer of Radio One since January 1998. Prior to assuming her current position, Ms. Sneed was the general manager of Radio One of Atlanta, Inc. a Radio One affiliate. Prior to joining Radio One of Atlanta in 1995, she held various positions with Summit Broadcasting, including Executive Vice President of the Radio Division, and Vice President of Operations from 1992 to 1995. Ms. Sneed is a graduate of Auburn University.

Linda J. Eckard Vilardo

Vice President, Assistant

Secretary and General Counsel

Age: 46	Ms. Vilardo has been General Counsel of Radio One since January 1998, Assistant Secretary of Radio One since April 1999, and Vice President of Radio One since February 2001. Prior to joining Radio

One as General Counsel, Ms. Vilardo represented Radio One as outside counsel from July 1995 until assuming her current position. Ms. Vilardo was a partner in the Washington, D.C. office of Davis Wright Tremaine LLP from August 1997 to December 1997. Prior to joining Davis Wright Tremaine LLP, Ms. Vilardo was a shareholder of Roberts & Eckard, P.C., a firm that she co-founded in April 1992. Ms. Vilardo is a graduate of Gettysburg College, the National Law Center at George Washington University and the University of Glasgow. Ms. Vilardo is admitted to the District of Columbia Bar and the Bar of the United States Supreme Court.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Radio One’s directors and executive officers and persons who beneficially own more than ten percent of our common stock to file with the Securities and Exchange Commission reports showing ownership of and changes in ownership of our common stock and other equity securities. On the basis of reports and representations submitted by Radio One’s directors, executive officers, and greater than ten percent owners, we believe that all required Section 16(a) filings for the fiscal year ended December 31, 2003 were timely made except that (i) Scott R. Royster, Mary Catherine Sneed and Linda J. Eckard Vilardo each filed a Form 5 containing one late reported stock option grant transaction during December 2003, and (ii) L. Ross Love filed a Form 5 containing one late reported sale transaction.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Presently, there are seven members of the board of directors, five of whom are neither officers nor employees of Radio One. The board held eight meetings during 2003. Each director attended more than 75% of the aggregate number of meetings of the board and committees thereof on which he or she served and all seven directors who served on the board at the time of the 2003 annual meeting attended the annual meeting.

Directors’ Fees

Our non-officer directors each receive a retainer of $20,000 annually, paid quarterly, and are reimbursed for all out-of-pocket expenses related to meetings attended. During 2003, each of our non-officer directors also received options to purchase 10,000 shares of Class D common stock. Our officers who serve as directors do not receive compensation for their services as directors other than the compensation they receive as officers of Radio One.

Communication with the Board

The Company’s stockholders may communicate directly with the Company’s board of directors. All communications should be in written form and directed to the Company’s Assistant Secretary at the following address:

Assistant Secretary

Radio One, Inc.

5900 Princess Garden Parkway, 7th Floor

Lanham, MD 20706.

Communications should be enclosed in a sealed envelope that prominently indicates that it is intended for the Company’s board of directors. Each communication intended for the Company’s board of directors and received by the Assistant Secretary that is related to the operation of the Company and is relevant to the director’s service on the board shall be forwarded to the specified party following its clearance through normal review and appropriate security procedures.

Committees of the Board of Directors

The board has adopted certain standing committees, including an audit committee, compensation committee and nominating committee.

Audit Committee

The Audit Committee consists of D. Geoffrey Armstrong, Ronald E. Blaylock and L. Ross Love, all of whom satisfy the requirements for audit committee membership under the listing standards of the Nasdaq Stock Market. The Board of Directors has also determined that Mr. D. Geoffrey Armstrong qualifies as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002. Messrs. Armstrong and Blaylock are independent, as that term is defined in rules governing the listing of our securities on the Nasdaq Stock Market. Because Mr. Love was President and CEO of Blue Chip Broadcasting, Inc. (“Blue Chip”), which was acquired by Radio One in August 2001, Mr. Love does not meet this requirement. However, as permitted by Nasdaq Stock Market listing rules, our board of directors has determined that Mr. Love’s membership on the audit committee is required by the best interests of Radio One and its stockholders. Mr. Love has not been an officer or employee of Blue Chip since its acquisition by Radio One. In reaching its determination, our board of directors considered Mr. Love’s substantial experience with financial accounting and internal controls in the radio broadcast industry, which he obtained as President and CEO of Blue Chip. Mr. Love founded Blue Chip in 1995 and oversaw the expansion of the company to 19 stations in six markets before it was acquired by Radio One. As President and CEO, Mr. Love gained valuable experience overseeing the strategy, operations and financial accounting of a rapidly growing radio broadcast company.

The audit committee is responsible for oversight of the quality and integrity of the accounting, auditing and reporting practices of Radio One, and as part of this responsibility the audit committee:

•	selects our independent auditors;

•	reviews the services performed by the independent auditors, including non-audit services, if any;

•	reviews the scope and results of the annual audit;

•	reviews the adequacy of the system of internal accounting controls;

•	reviews and discusses the financial statements and accounting policies with management and the independent auditors;

•	reviews the performance and fees of the independent auditor;

•	reviews the independence of the auditors;

•	reviews the audit committee charter; and

•	reviews related party transactions, if any.

Report of the Audit Committee of the Board of Directors of Radio One, Inc.

This report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

The Audit Committee’s responsibilities are as described in a written charter adopted by the Board, attached as Appendix 1 hereto. The Audit Committee reviews the financial information that will be provided to stockholders and others, the systems of internal controls that management and the Board have established and the audit process. In fulfilling these responsibilities, the Committee, among other things, oversees the independent auditors and confirms their independence, oversees internal accounting and financial staffing, reviews financial statements, earnings releases and accounting matters, and reviews related party transactions. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Sarbanes-Oxley Act of 2002 and Nasdaq’s corporate governance proposals have expanded the responsibilities of the Audit Committee. Some of the changes have become effective and others will become effective at later dates. Members of the Audit Committee will continue to work closely with management to implement all changes and procedures required by the new rules.

The Committee met six times during 2003, and its meetings periodically include separate sessions with the Company’s independent auditors, in each case without the presence of the Company’s management. As part of its oversight of the Company’s financial statements, the Committee reviewed and discussed with both management and the Company’s independent auditors the audited financial statements included in the Annual Report on SEC Form 10-K for the year ended December 31, 2003 and quarterly operating results prior to their issuance. During 2003, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles and reviewed significant accounting and disclosure issues with the Committee. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. In addition, the Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee

D. Geoffrey Armstrong

L. Ross Love

Ronald E. Blaylock

Compensation Committee

Our Compensation Committee consists of Terry L. Jones, Brian W. McNeill and D. Geoffrey Armstrong. The functions of the Compensation Committee include:

•	reviewing and approving the salaries, bonuses and other compensation of our executive officers, including stock option grants;

•	establishing and reviewing policies regarding executive officer perquisites; and

•	performing such other duties as shall from time to time be delegated by the board.

The compensation committee held two meetings during 2003.

Nominating Committee

Our Nominating Committee consists of Alfred C. Liggins, III, Catherine L. Hughes, Terry L. Jones and Brian W. McNeill. The Nominating Committee is responsible for the recommendation of the criteria for selection of board members and assisting the board in identifying candidates. The Nominating Committee held one meeting during 2003. The Nominating Committee does not have a charter.

The Nominating Committee reviews the qualifications of all persons recommended by stockholders as nominees to the board of directors to determine whether the recommended nominees will make good candidates for consideration for membership on the board. The Nominating Committee has not established specific minimum qualifications for recommended nominees. However, as a matter of practice, the Nominating Committee does evaluate recommended nominees for directors based on their integrity, judgment, independence, financial and business acumen, relevant experience, and their ability to represent and act on behalf of all stockholders, as well as the needs of the board of directors. Following this evaluation, the Nominating Committee will make recommendations for director membership and review such recommendations with the board, which will decide whether to invite the candidate to be a nominee for election to the board.

For a stockholder to submit a candidate for consideration to the Nominating Committee, a stockholder must notify the Company’s Assistant Secretary. To make a recommendation for director nomination in advance of an annual meeting of the Company, a stockholder must notify the Company’s Assistant Secretary in writing no later than 120 days prior to the anniversary of the date of the prior year’s annual meeting proxy statement. Notices should be sent to:

Assistant Secretary

Radio One, Inc.

5900 Princess Garden Parkway

7th Floor

Lanham, MD 20706

All notices must include all information relating to the stockholder and the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for elections of directors under the proxy rules of the Securities and Exchange Commission.

Controlled Company Exemption

We are a “controlled company” under rules governing the listing of our securities on the Nasdaq Stock Market because more than 50% of our voting power is held by Catherine L. Hughes, our Chairperson of the Board and Secretary, and Alfred C. Liggins, III, our Chief Executive Officer, President and Treasurer (see “Voting Securities” and “Principal Stockholders” above). Therefore, we are not subject to Nasdaq Stock Market listing rules that would otherwise require us to have (i) a majority of independent directors on the Board; (ii) a compensation committee composed solely of independent directors; (iii) a nominating committee composed solely of independent directors; (iv) compensation of our executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (v) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our directors, officers and employees and meets the requirements of the rules of the SEC and the Nasdaq Stock Market Rules. The Code of Ethics is available on our website, http://www.radio-one.com, or can be obtained without charge by written request to Assistant Secretary, Radio One, Inc. 5900 Princess Garden Parkway, 7th Floor, Lanham, MD 20706. We do not anticipate making material amendments to or waivers from the provisions of the Code of Ethics. If we make any material amendments to this Code of Ethics, or if our board of directors grants any waiver from a provision thereof to our executive officers or directors, we will disclose the nature of such amendment or waiver, the name of the person(s) to whom the waiver was granted and the date of the amendment or waiver in a current report on Form 8-K.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the annual and long-term compensation for our Chief Executive Officer and each of our other four most highly compensated executive officers (the “Named Executives”) for the years ended December 31, 2003, 2002, and 2001 (as applicable):

Summary Compensation Table

				Long-Term Compensation Awards
Name and Principal Positions	Year	Salary	Bonus(1)	Restricted Stock Awards	Securities Underlying Options	All Other Compensation(2)
Catherine L. Hughes	2003	$399,000	$130,000	—	—	—
Chairperson of the Board of	2002	399,000	200,000	—	—	—
Directors and Secretary	2001	325,000	125,000	—	500,000	—

Alfred C. Liggins, III	2003	$500,000	$340,000	—	—	—
Chief Executive Officer, President,	2002	500,000	600,000	—	—	—
Treasurer and Director	2001	500,000	475,000	—	250,000	—

Scott R. Royster	2003	$375,000	$120,000	—	100,000	—
Executive Vice President and	2002	375,000	180,000	—	—	—
Chief Financial Officer	2001	325,000	100,000	—	—	—

Mary Catherine Sneed	2003	$375,000	$120,000	—	100,000	—
Chief Operating Officer	2002	375,000	180,000	—	—	—
	2001	300,000	100,000	—	500,000	—

Linda J. Eckard Vilardo	2003	$275,000	$140,000	—	100,000	—
Vice President, Assistant	2002	275,000	180,000	—	—	—
Secretary and General Counsel	2001	220,000	90,000	—	—	—

(1)	Bonuses were paid in arrears. We consider the bonuses paid in a subsequent year as being earned in the previous year for financial reporting purposes.
(2)	Value of perquisites and other personal benefits paid does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer and, therefore, is not required to be disclosed pursuant to the rules of the SEC.

Employment Agreements

President and Chief Executive Officer. Alfred C. Liggins, III, is employed as our President, Chief Executive Officer, Treasurer and a member of the Board of Directors for a term of four years under an employment agreement effective April 9, 2001. His employment agreement provides for an annual base salary of $500,000 beginning in 2001, which is subject, under the terms of the employment agreement, to an annual increase of not less than 5% and an annual cash bonus at the discretion of the board of directors. Mr. Liggins has elected to forego the annual increase in salary since 2001. In connection with the employment agreement, Mr. Liggins agreed to purchase from us and we agreed to sell to him 1,500,000 unregistered shares of Class D common stock for a purchase price of $14.07 per share. The purchase price for such shares was funded by a loan from us evidenced by a full recourse promissory note from Mr. Liggins. We could incur severance obligations under the terms of the employment agreement in the event that Mr. Liggins’ employment is terminated.

Chief Financial Officer. Scott R. Royster is employed as Executive Vice President and Chief Financial Officer under an amended and restated employment agreement effective October 18, 2000 under which his employment term was extended through October 17, 2005, with an optional five year extension upon mutual agreement of the parties. His employment agreement provides for an annual base salary of $300,000 beginning in 2000, which is subject, under the terms of the employment agreement, to an annual increase of not less than 5% and an annual cash bonus at the discretion of the board of directors. Mr. Royster has elected to forego the annual increase in salary since 2002. If Mr. Royster remains employed by Radio One through and including December 31, 2004, he will receive a retention bonus of $750,000, and if he is employed on October 18, 2010, he will receive an additional retention bonus in the amount of $7.0 million. In connection with the employment agreement, Mr. Royster agreed to purchase from us and we agreed to sell to him 333,334 unregistered shares of Class A common stock and 666,666 unregistered shares of Class D common stock, each for a purchase price of $7.00 per share. The purchase price for such shares was funded by a loan from us evidenced by a full recourse promissory note from Mr. Royster. Under the terms of the employment agreement, Mr. Royster also received from us an interest free loan in the amount of $750,000 due on the earlier of January 1, 2005 or the sixtieth day following the termination of Mr. Royster’s employment. We could incur severance obligations under the terms of the employment agreement in the event that Mr. Royster’s employment is terminated.

General Counsel.    Linda J. Eckard Vilardo is employed as General Counsel, Assistant Secretary and Vice President under an amended and restated employment agreement effective October 31, 2000 under which her employment term was extended through October 31, 2004, with an optional four year extension upon mutual agreement of the parties. Her employment agreement provides for an annual base salary of $220,000 beginning in 2000, which is subject, under the terms of the employment agreement, to an annual increase of not less than 5% and an annual cash bonus at the discretion of the board of directors. Ms. Vilardo has elected to forego the annual increase in salary since 2002. If Ms. Vilardo remains employed by Radio One through and including October 31, 2008, she will receive a retention bonus of approximately $2.0 million. In connection with the employment agreement, Ms. Vilardo agreed to purchase from us and we agreed to sell to her 250,000 unregistered shares of Class D common stock for a purchase price of $8.02 per share. The purchase price for such shares was funded by a loan from us evidenced by a full recourse promissory note from Ms. Vilardo. We could incur severance obligations under the terms of the employment agreement in the event that Ms. Vilardo’s employment is terminated.

401(k) Plan

We adopted a defined contribution 401(k) savings and retirement plan effective August 1, 1994. Employees are eligible to participate after completing 90 days of service and attaining age 21. Participants may contribute up to 15% of their gross compensation, subject to certain limitations.

Stock Option Plan

In March 1999, our board of directors adopted a stock option plan, which was also approved by our stockholders, for employees, consultants and non-employee directors. The plan is administered by the board’s compensation committee.

We can grant options, stock appreciation rights, restricted stock, phantom shares or other stock-based awards under the plan. An aggregate of 1,408,099 shares of Class A common stock (voting) and 5,816,198 shares of Class D common stock (non-voting) have been reserved for issuance under the plan. We may not grant awards of more than 704,050 shares of our Class A common stock or more than 1,908,099 shares of our Class D common stock to any participant in any calendar year. Options granted under the stock option plan may be either incentive or non-incentive stock options within the meaning of the Internal Revenue Code. Each option will be exercisable in whole or in installments, as determined at the time of grant. The term of any option granted may not be more than ten years from the date of grant. The plan enables us to provide and tailor incentive compensation for the retention of key personnel and to support corporate and business objectives. In addition, the plan allows us to anticipate and respond to changing business environment and competitive compensation practices.

As described below under Proposal 3, we are seeking to amend our Stock Option Plan to increase the shares of Class D common stock that may be issued under the plan to 10,816,198.

Stock Option Grants in 2003

The following table sets forth the information as of December 31, 2003 concerning the stock options we granted to named executives under the 1999 Stock Option Plan in 2003.

	Individual Grants
	Number of Common Shares Underlying Option Granted	Percent of Total Options Granted to Employees in Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name					5%	10%
Catherine L. Hughes	—	0%	n/a	n/a	n/a	n/a
Alfred C. Liggins, III	—	0%	n/a	n/a	n/a	n/a
Scott R. Royster	100,000	6.8%	$18.88	12/19/2013	$1,187,353	$3,008,986
Mary Catherine Sneed	100,000	6.8%	$18.88	12/19/2013	$1,187,353	$3,008,986
Linda J. Eckard Vilardo	100,000	6.8%	$18.88	12/19/2013	$1,187,353	$3,008,986

Stock Option Exercises in 2003 and Option Values at December 31, 2003

The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during 2003 and the number of shares of common stock subject to exerciseable and unexerciseable stock options held as of December 31, 2003 by each of the named executive officers. Value at fiscal year end is measured as the difference between the exercise price and the fair market value at close of market on December 31, 2003, which was $19.30.

Aggregate Option Exercises in Last Fiscal Year and Option Values at December 31, 2003

	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End				Value of Unexercised In-the-Money Options at Fiscal Year-End
			Exercisable		Unexercisable		Exercisable		Unexercisable
Name			Class A	Class D	Class A	Class D	Class A	Class D	Class A	Class D
Catherine L. Hughes	—	—	—	250,000	—	250,000	$—	$1,434,375	$—	$1,434,375
Alfred C. Liggins, III	—	—	—	125,000	—	125,000	—	717,188	—	717,188
Scott R. Royster	—	—	18,646	87,292	—	50,000	214,802	438,297	—	21,000
Mary Catherine Sneed	—	—	—	250,000	—	350,000	—	1,434,375	—	1,476,375
Linda J. Eckard Vilardo	20,000	$182,300	11,077	112,154	—	50,000	127,607	716,503	—	21,000

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2003, the number of shares of Class A and Class D common stock that are issuable upon the exercise of stock options outstanding under our equity compensation plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders
Radio One, Inc. Amended and Restated 1999 Stock Option and Restricted Stock Grant Plan
Class A	113,938	$12.66	1,217,699
Class D	4,977,399	$15.49	457,783
Equity compensation plans not approved by security holders
None	—		—

Total	5,091,337		1,675,482

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Radio One has formed a compensation committee of the board of directors, and all of the directors serving on such committee are non-employee directors of Radio One. The compensation committee is comprised of Terry L. Jones, Brian W. McNeill and D. Geoffrey Armstrong. No member of our compensation committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. Mr. Jones is the President of Syndicated Communications, Inc. For a description of relationships between Radio One and Syndicated Communications, Inc., see “Certain Relationships and Related Transactions.”

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD

ON EXECUTIVE COMPENSATION

The compensation committee reviews the performance of the executive officers of Radio One and reviews and approves their compensation, including stock option, salary and cash bonus amounts.

The compensation committee currently consists of three directors, Terry L. Jones, Brian W. McNeill and D. Geoffrey Armstrong.

Compensation Policies and Philosophy

The financial success of Radio One is linked to the ability of its executive officers and managers to direct Radio One’s current operations, assess the advantages of potential acquisitions, and realign the operations of the acquired entities with the operating policies of Radio One. A major objective of Radio One’s compensation strategy is to attract and retain top-quality executive officers and managers. Another objective of Radio One’s compensation strategy is to reward executive officers and managers based on the financial performance of operations under their control. Financial incentives are used to motivate those responsible to achieve Radio One’s financial goals and to align the interests of Radio One’s managers with the interests of Radio One’s stockholders.

In order to achieve the foregoing objectives, Radio One uses a combination of base salary, cash bonuses and stock options for purposes germane to the mutual success of Radio One and its executive officers.

In establishing the compensation levels for Radio One’s executive officers, the compensation committee considers a number of factors, including the level and types of compensation paid to executive officers in similar positions by comparable companies. In addition, the compensation committee evaluates Radio One’s performance by looking at factors such as performance relative to competitors, performance relative to business conditions and the success of Radio One in meeting its financial objectives.

Components of Compensation

During 2003, we had employment agreements with Alfred C. Liggins, III, Linda J. Eckard Vilardo and Scott R. Royster. In setting base salaries for officers and employees, we consider the experience of the individual, the scope and complexity of the position, our size and growth rate and the compensation paid for comparable positions by other companies in the radio broadcast industry.

Executive officer cash bonuses (to the extent the executive officer is not already entitled to receive a bonus under their respective employment agreement) are used to provide executive officers with financial incentives to meet annual performance targets. Bonus recommendations for executive officers other than the Chief Executive Officer (“CEO”) are proposed by the CEO, reviewed and, when appropriate, revised and approved by the compensation committee. The compensation committee also establishes the bonus level for the CEO.

The compensation committee believes that equity ownership by the executive officers, managers, and other employees of Radio One provides incentive to build stockholder value and aligns the interests of these employees with the interests of stockholders. To promote our long-term objectives, stock awards are made to our executive officers, employees, non-employee directors and certain advisors and consultants who are in a position to contribute to our long-term success. Stock awards are made pursuant to the Radio One Amended and Restated 1999 Stock Option and Restricted Stock Grant Plan in the form of stock options and restricted stock grants. Upon hiring executive officers, managers, and certain other key employees, the compensation committee typically approves stock option or restricted stock grants under the stock option plan, subject to applicable vesting periods. Thereafter, the compensation committee considers awarding additional grants, usually on an annual basis, under the stock option plan. The compensation committee believes these additional annual grants provide incentives for executive officers, managers, and key employees to remain with Radio One. Options are granted at the current market price of Radio One’s common stock and, consequently, have value only if the price of Radio One’s common stock increases over the exercise price. The size of the initial and periodic grants to employees other than the CEO and the executive officers are proposed by the CEO, reviewed and, when appropriate, revised and approved by either the compensation committee or by the board of directors. The compensation committee establishes the size of the initial and periodic grants to the CEO and the other executive officers.

Compensation of the CEO

Pursuant to the terms of his employment agreement, Mr. Liggins was compensated with an annual base salary of $500,000 for 2003, which is subject to an annual increase of not less than 5% and annual bonuses based on the performance of Radio One. Mr. Liggins has elected to forego the annual increase in salary since 2001. The compensation committee has established base compensation for the CEO at a level appropriate for the duties and scope of responsibilities of the position. The CEO’s compensation takes into account the same factors used to determine executive officer salaries, the salaries paid to chief executive officers of comparable broadcasting companies and the CEO’s leadership in setting and pursuing Radio One’s financial, operational and strategic objectives. The compensation committee reviews the performance of the CEO of Radio One, as well as other executive officers of Radio One annually.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes limitations upon the federal income tax deductibility of compensation paid to our CEO and to each of our other four most highly compensated executive officers. Under these limitations, we may deduct up to $1,000,000 of compensation for such executive officer in any one year or may deduct all compensation, even if over $1,000,000, if we meet certain specified conditions (such as certain performance-based compensation that has been approved by stockholders). Based on our current compensation plans and policies, we believe that, for the near future, there is not a significant risk that we will lose any significant tax deduction for executive compensation. Our compensation plans and policies may be modified if our compensation committee and we determine that such an action is in the best interests of our stockholders.

Respectfully submitted,

Compensation Committee

Terry L. Jones

Brian W. McNeill

D. Geoffrey Armstrong

STOCKHOLDER RETURN PERFORMANCE GRAPHS

The graphs below compare the cumulative total return on Radio One’s Class A common stock and Class D common stock with the Nasdaq Stock Market (U.S.) Index and a peer group of radio broadcasting companies (Clear Channel Communications, Inc., Cox Radio, Inc., Emmis Communications Corp., Entercom Communications Corp., and Saga Communications Inc.) for the periods commencing on May 6, 1999, the first day of trading of our Class A common stock and June 6, 2000, the first day of trading of our Class D common stock, and each ending on December 31, 2003. The data set forth in the table pertaining to Radio One’s Class A common stock assumes the value of an investment in the Class A common stock and each Index was $100 on May 6, 1999. The data set forth in the table pertaining to Radio One’s Class D common stock assumes the value of an investment in the Class D common stock and each Index was $100 on June 6, 2000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mableton Radio Station

Radio One is party to a local management agreement with Mableton Investment Group, LLC (“MIG”) to provide programming and other managerial services through MIG to WAMJ-FM, licensed to Mableton, Georgia, which is in the Atlanta, Georgia market. MIG in turn has a right to program the station through a time brokerage agreement with New Mableton Broadcasting Corporation (“NMBC”), licensee of the station. MIG also holds the majority interest in NMBC and options to acquire all of the outstanding stock of NMBC. Alfred C. Liggins, III, the Chief Executive Officer of Radio One, is the sole member of MIG and serves as its Manager. Syndicated Communications Venture Partners II, LP was the other member of MIG until February 2003. Terry L. Jones, a general partner of Syndicated Communications Venture Partners II, LP is also a member of Radio One’s board of directors. Radio One is paying a fee for the right to program the station, along with expenses incurred in operating the station, and in turn shares in the operating profit, if any, from operating the station with MIG. In addition, Radio One of Atlanta, LLC, the sole member of which is Radio One, leases space in its studio facilities in Atlanta to NMBC for the operation of the station. Radio One commenced the operation of WAMJ-FM under the local management agreement in August 2001. During 2003, Radio One paid aggregate fees of approximately $223,000 under the local management agreement. We believe that the terms of the local management agreement are fair to Radio One.

Office Lease

We lease office space located at 100 St. Paul Street, Baltimore, Maryland from Chalrep Limited Partnership, a limited partnership controlled by Catherine L. Hughes and Alfred C. Liggins, III. The annual rent incurred for the office space during 2001 and 2002 was approximately $216,000, and approximately $218,000 during 2003. The Company intends to vacate this office space during 2004 and move to a new location in which no related party (including Catherine L. Hughes and Alfred C. Liggins, III) will have an interest.

Music One, Inc.

Ms. Hughes and Mr. Liggins own a music company called Music One, Inc. (“Music One”). We sometimes engage in promoting the recorded music product of Music One in return for performances by a personality of Music One at our sponsored events. As of December 31, 2003, the valuation of our promotion approximated the valuation of Music One performances at our sponsored events.

Transmitter Lease

Bell Broadcasting Company, a Radio One subsidiary, leases the transmitter site for WDMK-FM from American Signaling Corporation for approximately $74,000 per year. American Signaling Corporation is a wholly-owned subsidiary of Syndicated Communications Venture Partners II, L.P. Terry L. Jones, a general partner of Syndicated Communications Venture Partners II, L.P., is also a member of Radio One’s board of directors. We believe that the terms of this lease are not materially different than what they would be if the agreement were with an unaffiliated party.

Executive Officers’ Loans

In 1998, we extended an unsecured loan to Mr. Liggins in the amount of $380,000, which bears interest at an annual rate of 5.56% and is evidenced by a demand promissory note. As of December 31, 2003, the aggregate outstanding principal and interest amount on this loan was approximately $514,000. The purpose of the loan was to repay a loan that Mr. Liggins obtained from NationsBank, Texas, N.A. in 1997 to purchase an additional interest in Radio One.

In 1999, Radio One of Atlanta, Inc. extended an unsecured loan to Ms. Sneed in the amount of $262,539, which bears interest at an annual rate of 5.56% and is evidenced by two demand promissory notes. As of December 31, 2003, the aggregate outstanding principal and interest amount on this loan was approximately $342,000. The purpose of this loan was to pay Ms. Sneed’s tax liability with respect to incentive grants of Radio One of Atlanta, Inc. stock received by Ms. Sneed.

In 1999, we extended an unsecured loan to Scott R. Royster in the amount of $87,564, which bears interest at an annual rate of 5.56% and is evidenced by a demand promissory note. As of December 31, 2003, the aggregate outstanding principal and interest amount on this loan was approximately $113,000. The purpose of this loan was to pay Mr. Royster’s tax liability with respect to a restricted stock grant.

In 2000, we agreed to extend an unsecured, interest free loan in the amount of $750,000 evidenced by a non-recourse promissory note due on the earlier of January 1, 2005 or the sixtieth day following the termination of Mr. Royster’s employment. In January 2002, Mr. Royster exercised his right to receive this loan.

In the past, as part of our compensation strategy, we made loans to certain executive officers to allow them to purchase our common stock. Such loans were made to Mr. Royster and Ms. Vilardo in 2000, and to Mr. Liggins in 2001. These loans were approved by our board of directors, bear interest at the applicable federal rate (published monthly by the Internal Revenue Service) as defined in Section 1274 of the Internal Revenue Code of 1986, as amended, are evidenced by full recourse promissory notes and are due upon the earlier of the due date below or within 60 days of the termination of the executive’s employment. As of December 31, 2003, the following information was applicable to the loans:

Borrower	Loan Amount	Principal and Interest Outstanding	Due Date	Shares Purchased	Purchase Price
Scott R. Royster	$7,000,000	$8,313,000	10/18/10	1.0 million	$7.00
Linda J. Eckard Vilardo	2,005,000	2,324,000	10/31/08	0.25 million	8.02
Alfred C. Liggins, III	21,105,000	24,380,000	04/08/05	1.5 million	14.07

PROPOSAL 3—APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 1999 STOCK OPTION AND RESTRICTED STOCK GRANT PLAN INCREASING THE NUMBER OF SHARES OF CLASS D COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN FROM 5,816,198 SHARES TO 10,816,198 SHARES

The 1999 Stock Option and Restricted Stock Grant Plan (the “Plan”) currently authorizes the issuance of an aggregate of 1,408,099 shares of Class A (voting) common stock and an aggregate of 5,816,198 shares of Class D (non-voting) common stock. The Board of Directors has approved an amendment to the plan at a meeting held on March 9, 2004 to increase the number of shares of Class D common stock that may be issued pursuant to the plan to 10,816,198 shares. At this meeting, the Board of Directors directed that the plan, as amended, be submitted to the stockholders for approval in order to satisfy the rules of the Nasdaq Stock Market and in order for awards under the plan to qualify under the exception to Section 162(m) of the Internal Revenue Code, as “qualified performance-based compensation” if the requirements of the exception are otherwise satisfied and so that options granted under the plan using the additional shares may qualify as incentive stock options within the meaning of the Internal Revenue Code.

The purpose of the 1999 Stock Option and Restricted Stock Grant Plan is to advance the interests of our company by providing eligible individuals an opportunity to acquire or increase a proprietary interest in our company, which thereby will create a stronger incentive to expend maximum effort for our growth and success and will encourage such eligible individuals to remain in our employ. The Board of Directors believes that it is important to increase the number of shares available under the plan in order to maintain and improve our ability to attract and retain key personnel, and to serve as an incentive to such personnel to make extra efforts to contribute to the success of our operations.

The only change proposed by the amendment is an increase in the number of shares of Class D common stock that may be issued under the 1999 Stock Option and Restricted Stock Grant Plan. The amendment does not alter the considerations of the Compensation Committee of the Board of Directors with respect to grants under the plan. As the award of options is completely within the discretion of the Compensation Committee, it is not possible to determine at this time the awards that may be made to officers or other employees.

There were options for 457,783 shares of Class D common stock available for issuance under the 1999 Stock Option and Restricted Stock Grant Plan as of December 31, 2003. The Board of Directors believe this number of shares is insufficient to meet our needs for long-term incentive compensation in the form of stock options. The following is a summary description of the 1999 Stock Option and Restricted Stock Grant Plan. This summary is qualified in its entirety by the detailed provisions of the Stock Option and Restricted Stock Grant Plan. A copy of the Plan, as amended and restated, is attached hereto as Appendix 2.

Description of the 1999 Stock Option and Restricted Stock Grant Plan

On March 10, 1999, we adopted the Plan, which was also approved by the stockholders on March 10, 1999. The Plan is designed to provide incentives relating to equity ownership to present and future executive, managerial and other key employees, directors and other individuals who perform substantial work for Radio One and our subsidiaries as may be selected in the sole discretion of the committee that administers the Plan. All executive officers and approximately 400 other employees have received grants under the Plan. The Plan was amended by the board of directors as of March 10, 1999, June 14, 2000, September 27, 2000, May 30, 2001, December 17, 2001 and April 11, 2002. All of those amendments were included in an amended and restated Plan that was adopted by the board on March 9, 2004. The Plan provides for the granting to participants of stock options and restricted stock grants as the compensation committee of the board of directors, or such other committee of the board of directors as the board of directors may designate (the “Committee”), deems to be consistent with the purposes of the Plan. An aggregate of 1,408,099 shares of class A common stock (voting) and 10,816,198 (non-voting) shares of class D non-voting common stock have been reserved for issuance under the Plan, as amended and restated. The amended and restated Plan provides that the aggregate number of shares of class D common stock that may be issued upon the exercise of grants and options granted under the Plan shall not exceed 10,816,198, which increases the number of shares of class D common stock reserved for issuance under the Plan by 5,000,000 shares. The purpose of the increase is to provide sufficient shares for future awards under the Plan. The board of directors believes that it is in the best interests of Radio One to have sufficient shares available under the Plan to provide awards to certain of its executive, managerial and other key employees, directors and individuals who perform substantial work for Radio One and our subsidiaries. During the year ended December 31, 2003, Radio One granted 1,468,250 class D awards under the Plan, and the board of directors believes that it is prudent to increase the number of shares of class D common stock available under the Plan for future awards, as the granting of such awards is a critical part of Radio One’s long term compensation strategy. The board of directors believes that Radio One and its stockholders significantly benefit from the latitude afforded by the Plan in tailoring incentive compensation for the retention of key personnel, to support corporate and business objectives, and to anticipate and respond to a changing business environment and competitive compensation practices. The opportunity afforded these employees to increase their proprietary interest in Radio One is an essential element of an effective management incentive program. The board of directors also believes that the awards granted pursuant to the Plan are valuable in attracting and retaining highly qualified non-employee directors and management personnel and in providing additional motivation to non-employee directors and management to use their best efforts on behalf of Radio One.

As of December 31, 2003, we have granted options to purchase 280,402 shares of class A common stock having a weighted average exercise price of $11.21 per share (and of those grants, options to purchase 113,938 shares remain outstanding) and 5,358,415 shares of class D common stock, having a weighted average exercise price of $15.49 per share (and of those grants, options to purchase 4,977,399 shares remain outstanding).

The Committee has exclusive discretion to select the participants, to determine the type, size and terms of each award, to modify the terms of awards, to determine when awards will be granted and paid, and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the Plan. The Plan terminates on March 9, 2009, which is ten years from the date that the Plan was approved and adopted by the stockholders of Radio One. Generally, a participant’s rights and interest under the Plan are not transferable except by will or by the laws of descent and distribution, unless the Committee provides otherwise.

Options, which include non-qualified stock options (“NQSOs”) and incentive stock options (“ISOs”), are rights to purchase a specified number of shares of common stock at a price fixed by the Committee. The option price may be less than, equal to or greater than the fair market value of the underlying shares of common stock, but in no event will the exercise price of an ISO be less than the fair market value on the date of grant (110% of fair market value for participants who are 10% owners of Radio One). Options will expire not later than ten years after the date on which they are granted. Options will become exercisable at such times and in such installments as the Committee shall determine. Upon termination of a participant’s employment with Radio One, options that are not vested will be forfeited immediately, and options that are vested will be forfeited unless exercised by the participant by the thirtieth day (one year in the case of the participant’s termination of employment due to death or disability) following such termination, or such longer period following termination to the extent specifically approved by and in accordance with the policies of the Committee, but in no event after the stated date of expiration of the option. Payment of the option price must be made in full at the time of exercise. Payment may be made in cash, by delivery of outstanding shares of common stock of the same class for which the option is to be exercised, by “cashless exercise” through a broker reasonably acceptable to the Committee, by authorizing Radio One to withhold an appropriate number of shares from issuance, or in any additional manner approved by the Committee. Options granted under the Plan may, but need not, qualify for an exemption from the “short swing liability” provisions of Section 16(b) of the Securities Exchange Act of 1934 pursuant to Rule 16b-3 and/or qualify as “performance-based compensation” that is exempt from the $1 million limitation of the deductibility of compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Stockholder approval of the Plan was originally required to satisfy the “performance-based compensation” exemption under Section 162(m) of the Code and for options to qualify as ISOs under the Plan, and approval of the increase in the shares available for issuance is required for such additional shares also to so qualify.

Restricted stock grants are awards of restricted common stock at no cost to participants and are generally subject to vesting provisions as determined by the Committee. Upon termination of a participant’s employment with Radio One, grants that are not vested will be forfeited immediately. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, or any other change in the shares of common stock, the Committee may make any adjustments it deems appropriate in the number and kind of shares as to which options or restricted stock grants may be granted under the Plan, the number and type of shares covered by outstanding options or grants of restricted stock, the exercise prices specified in such awards and any other provisions of the Plan, including vesting.

U.S. Federal Income Tax Consequences of Options and Restricted Stock

The following discussion of the U.S. federal income tax consequences of options and restricted stock granted to U.S. employees and nonemployees under the Plan is intended to be a summary of applicable U.S. federal law as currently in effect. State and local tax consequences may differ, and tax laws may be amended or interpreted differently during the term of the Plan or of options issued thereunder. Grants under the Plans will also subject the recipient to certain employment taxes not described below. Further, the tax consequences under laws or applicable customs or rules of foreign jurisdictions will also differ.

Because the U.S. federal income tax rules governing options and related payments are complex and subject to frequent change, and they depend on the participant’s individual circumstances, participants are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to options. ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs need not comply with such requirements.

An optionee is not taxed on the grant or, except as described below, exercise of an ISO. If the optionee is an employee of Radio One or a subsidiary at all times during the period beginning on the grant date and ending on the date three months before the exercise date and if the optionee holds the common stock acquired upon exercise of an ISO for at least two years following the grant date of the related option and more than one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such stock is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the common stock (which generally equals the exercise price). If the shares purchased pursuant to an ISO are disposed of before the expiration of the holding period described above, any gain on the disposition, up to the difference between the fair market value of the shares at the time of exercise and the option exercise price, are taxed at ordinary rates as compensation paid to the optionee, and Radio One will be entitled to a deduction for an equivalent amount in the year of such disposition. Any amount realized by the optionee in excess of the fair market value of the common stock at the time of exercise will be taxed at capital gains rates (which will be long-term capital gains rates if the disposed shares had been held for more than one year following exercise of the ISO). Radio One is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the common stock if such disposition occurs after the expiration of the holding period described above. Note that the treatment of ISOs is significantly different under the rules for the alternative minimum tax (“AMT”). The difference between the exercise price and the fair market value of the common stock on the exercise date will, however, be a positive item of adjustment for purposes of AMT, and thus an optionee could be subject to the AMT as a result of the exercise of an ISO. However, if a disqualifying disposition occurs in the year in which the ISO is exercised, the maximum amount that will be included for AMT purposes is the gain on the disposition of the shares of common stock.

An optionee is not taxed on the grant of an NQSO, assuming the NQSO does not have a “readily ascertainable fair market value” for tax purposes on the date of grant. (Generally, a NQSO is deemed not to have a “readily ascertainable fair market value” if the NQSO is not transferable by the optionee.) On exercise, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the common stock acquired on the date of exercise. Radio One is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on the subsequent disposition of the shares is long term capital gain if the common stock is held for more than one year following exercise. Radio One does not receive a deduction for this gain. Special rules will apply in cases where a recipient of an option pays the exercise or purchase price of the option or applicable withholding tax obligations under the Plan by delivering previously owned common stock or by reducing the number of shares of common stock otherwise issuable pursuant to the option. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such common stock or a carryover basis in the common stock acquired and may constitute a disposition for purposes of applying the ISO holding periods discussed above. Radio One generally will be entitled to withhold any required taxes in connection with the exercise or payment of an option and may require the participant to pay such taxes as a condition to exercise of an option.

For grants of restricted stock, Radio One receives a deduction and the recipient recognizes taxable income equal to the fair market value of the restricted stock at the time the restrictions on the shares awarded lapse (or the shares become transferable), unless the participant elects, within 30 days after receipt of the restricted shares, to pay such tax earlier, in which case both Radio One’s deduction and the recipient’s recognition of taxable income occur on the date of grant.

The Plan provides for accelerated vesting or payment of an option in connection with a change in control of Radio One. In that event and depending upon the individual circumstances of the optionee, certain amounts with respect to such option may constitute “excess parachute payments” under sections 280G and 4999 of the Code. Under these sections, an optionee will be subject to a 20% excise tax on any “excess parachute payments,” and Radio One will be denied any deduction with respect to such payments. Optionees should consult their tax advisors as to whether accelerated vesting of an option in connection with a change of control of Radio One would give rise to an excess parachute payment. As described above, options granted under the Plan may qualify as “performance-based compensation” under Section 162(m) of the Code in order to preserve federal income tax deductions by Radio One with respect to any compensation required to be taken into account under Section 162 of the Code that is in excess of $1,000,000 and paid to a covered employee (as defined in Section 162(m)(3) of the Code). Compensation for any year that is attributable to an option granted to a covered employee and that does not so qualify may not be deductible by Radio One to the extent such compensation, when combined with other compensation paid to such employee for the year, exceeds $1,000,000.

The affirmative vote of a majority of the votes cast by the holders of Class A common stock and Class B common stock will be necessary for the approval and adoption of the proposal for the ratification of the amendment and restatement of the 1999 Stock Option and Restricted Stock Grant Plan increasing the number of shares of Class D common stock reserved for issuance under the Plan.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 1999 STOCK OPTION AND RESTRICTED STOCK GRANT PLAN INCREASING THE NUMBER OF SHARES OF CLASS D COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN.

PROPOSAL 4—RATIFICATION OF INDEPENDENT AUDITORS

Our financial statements for the year ended December 31, 2003 have been audited by Ernst & Young LLP, independent auditors. The board of directors has appointed Ernst & Young LLP as independent auditors to audit our financial statements for the year ending December 31, 2004. Although not required by the bylaws or other applicable legal requirements, the board of directors, in the interest of accepted corporate practice, is asking stockholders to ratify the action of the board of directors in appointing the firm of Ernst & Young LLP to be the independent auditors of Radio One for the 2004 year, and to perform such other services as may be requested.

Whether the selection of Ernst & Young LLP is ratified or not by our stockholders at the annual meeting, the board in its discretion nevertheless may select and appoint a different independent auditor at any time. In all cases, the board of directors will make any determination as to the selection of Radio One’s independent auditors in light of the best interests of Radio One and its stockholders.

Representatives of Ernst & Young LLP are expected to be present at the meeting to respond to appropriate questions, and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Change in Independent Auditors

On May 30, 2002, we dismissed Arthur Andersen LLP (“Arthur Andersen”) as our independent auditors and named Ernst & Young LLP as our new independent auditors in accordance with a recommendation of the audit committee of our board of directors. Arthur Andersen previously audited our consolidated financial statements for the years ended December 31, 2000 and 2001. The reports of Arthur Andersen on our consolidated financial statements for the years ended December 31, 2000 and 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the same period, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Audit Fees

Ernst & Young LLP billed Radio One an aggregate of $359,700 in fees for professional services rendered in connection with the audit of Radio One’s financial statements for the year ended December 31, 2003, and for reviews of the financial statements included in each of Radio One’s quarterly reports on Form 10-Q for that year. For the year ended December 31, 2002, the aggregate billing by Ernst & Young LLP relating to these services amounted to $243,500. Prior to their dismissal, Arthur Andersen billed Radio One an aggregate of $157,300 in connection with these services for the year ended December 31, 2002.

Audit-Related Fees

Ernst & Young LLP billed Radio One an aggregate of $11,400 and $7,900 for audit-related services for the years ended December 31, 2003 and 2002, respectively. Prior to their dismissal, Arthur Andersen billed Radio One an aggregate of $32,500 in connection with these services for the year ended December 31, 2002. Audit-related services primarily include due diligence in connection with acquisitions, accounting consultations and information systems audits.

Tax Fees

Ernst & Young LLP billed Radio One an aggregate of approximately $3,900 and $0 for tax services, including tax compliance, tax advice and tax planning for the years ended December 31, 2003 and 2002, respectively.

All Other Fees

Ernst & Young LLP did not perform or bill Radio One for any other professional services during the year ended December 31, 2003. Prior to their dismissal, Arthur Andersen billed Radio One an aggregate of $47,000 in connection with the design and implementation of financial information systems for the year ended December 31, 2002.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed for Radio One by Ernst & Young LLP. This policy provides for preapproval by the Audit Committee of specifically defined audit and non-audit services. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services up to a certain amount provided that the Chair reports any decisions to the Audit Committee at its next scheduled meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION

OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

FOR THE YEAR ENDING DECEMBER 31, 2004.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

In order for stockholder proposals to be included in the proxy statement for the 2005 annual meeting, we must receive them no later than December 27, 2004. To be considered for inclusion in our proxy statement for that meeting, stockholder proposals must be in compliance with Rule 14a-8 under the Exchange Act. They must also be submitted in writing by notice delivered to the Assistant Secretary, Radio One, Inc., 5900 Princess Garden Parkway, 7th Floor, Lanham, Maryland 20706.

OTHER BUSINESS

At this time, the board of directors does not know of any business to be brought before the meeting other than the matters described in the notice of annual meeting. However, if a stockholder properly brings any other matters for action, each person named in the accompanying proxy intends to vote the proxy in accordance with his or her judgment on such matters.

By Order of the Board of Directors,

Linda J. Eckard Vilardo

Assistant Secretary

Appendix 1

RADIO ONE, INC.

Charter of the Audit Committee

I.    Purpose.

The Audit Committee of Radio One, Inc., a Delaware corporation (the “Company”), shall provide assistance to the Board of Directors of the Company (the “Board”) in fulfilling the Board’s responsibility for the oversight of (i) the quality and integrity of the Company’s accounting and reporting processes and systems of internal control over financial reporting, (ii) the qualifications and independence of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company (the “independent auditor”), (iii) the performance of the Company’s internal audit function and (iv) such other duties as directed by the Board. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication among the Audit Committee, the independent auditor, the internal audit function and management.

II.    Structure and Membership.

1.    Selection.    The Audit Committee shall consist of at least three members of the Board, each of whom shall be “independent” (as defined by the applicable rules of The Nasdaq Stock Market and the Securities and Exchange Commission). Members of the Audit Committee shall be appointed by the Board for one-year terms at the annual meeting of the Board. The Board may remove members of the Audit Committee from such committee, with or without cause. Unless the Board elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote. Any vacancy in the Audit Committee shall be filled by Board at the first Board meeting following the creation of the vacancy or as soon as possible thereafter.

2.    Financial Literacy.    Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, at the time of his or her appointment to the Audit Committee. At least one member of the Audit Committee shall be a “financial expert” (as defined by applicable rules of The Nasdaq Stock Market and the Securities and Exchange Commission).

3.    Compensation.    The Board shall determine the compensation of members of the Audit Committee. No member of the Audit Committee may receive any compensation from the Company other than fees paid in his or her capacity as a member of the Board or a committee of the Board.

III.    Authority and Responsibilities.

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditor is responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditor

1.    Selection.    The Audit Committee shall be solely and directly responsible for appointing, evaluating and, when necessary, terminating the independent auditor. The Audit Committee may, in its discretion, seek Board and/or stockholder ratification of the independent auditor it appoints.

2.    Independence.    The Audit Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.    Compensation.    The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4.    Preapproval of Services.    The Audit Committee shall preapprove all audit services and non-audit services (other than de minimis non-audit services as defined by the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder)) to be provided to the Company by the independent auditor. The Audit Committee shall cause the Company to disclose in its periodic reports to the Securities and Exchange Commission the approval by the Audit Committee of any non-audit services to be performed by the independent auditor.

5.    Oversight.    The independent auditor shall report directly to the Audit Committee and the Audit Committee shall have sole and direct responsibility for overseeing the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate and at least annually, obtain and review the reports required to be made by the independent auditor pursuant to paragraph (k) of Section 10A of the Securities Exchange Act of 1934 regarding:

•	critical accounting policies and practices;

•	alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

6.    Quality-Control Report.    At least annually, the Audit Committee shall obtain and review a report by the independent auditor describing (i) the firm’s internal quality control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

7.    Audit Report and Management Response.    The Audit Committee shall review with the independent auditor any audit problems or difficulties the independent auditor encountered in the course of the audit work and management’s response, including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management.

Review of Audited Financial Statements

1.    Discussion of Audited Financial Statements.    The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

2.    Recommendation to Board Regarding Financial Statements.    The Audit Committee shall consider whether it will recommend to the Board that the Company’s audited financial statements as prepared by management be included in the Company’s Annual Report on Form 10-K.

3.    Audit Committee Report.    The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

Review of Other Financial Disclosures

1.    Independent Auditor Review of Interim Financial Statements.    The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by Statement on Auditing Standards Nos. 61, 71 and 90. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

2.    Earnings Release and Other Financial Information.    The Audit Committee shall review and discuss the Company’s earnings press releases (including any use of non-GAAP information), as well as financial information and earnings guidance provided to analysts, rating agencies and others.

3. Quarterly Financial Statements.    The Audit Committee shall discuss with the Company’s management and independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Controls and Procedures

1.    Oversight.    The Audit Committee shall coordinate the Board’s oversight of the Company’s internal accounting controls and the Company’s disclosure controls and procedures. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

2.    Internal Audit Function.    The Audit Committee shall coordinate the Board’s oversight of the performance of the Company’s internal audit function.

3.    Procedures for Complaints.    The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

4.    Related-Party Transactions.    The Audit Committee shall review all related party transactions on an ongoing basis, and all related party transactions that would be required to be disclosed pursuant to item 404 of Regulation S-K must be approved by the Audit Committee.

5.    Risk Management.    The Audit Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled.

6.    Hiring Policies.    The Audit Committee shall instruct management to advise the Audit Committee if consideration is being given to hiring employees or former employees of the Company’s independent auditors.

7.    Additional Powers.    The Audit Committee shall have such other duties as may be delegated from time to time by the Board.

IV.    Procedures and Administration.

1.    Meetings.    The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. At least quarterly, the Audit Committee shall meet with each of the following: (i) the independent auditor; (ii) the Company’s management; and (iii) the Company’s internal audit function. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.    Subcommittees.    The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.    Reports to Board.    The Audit Committee shall report regularly to the Board.

4.    Charter.    At least annually, the Audit Committee shall review and reassess the adequacy of this charter and recommend any proposed changes to the Board for approval.

5.    Independent Advisors.    The Audit Committee shall have the authority to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.    Investigations.    The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7.    Legal Compliance.    On at least an annual basis, the Audit Committee shall review with the Company’s legal counsel any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

Appendix 2

RADIO ONE, INC.

AMENDED AND RESTATED 1999 STOCK OPTION

AND RESTRICTED STOCK GRANT PLAN(1)

ARTICLE I

Purpose of Plan

The 1999 Stock Option and Restricted Stock Grant Plan (the “Plan”) of Radio One, Inc. (the “Company”), adopted by the Board of Directors and shareholders of the Company effective March 10, 1999, is intended to advance the best interests of the Company by providing directors, executives and other key employees of the Company or any Subsidiary (as defined below) who have substantial responsibility for the management and growth of the Company or any Subsidiary and other individuals who perform substantial work for the Company or any Subsidiary with additional incentives by allowing such employees and other individuals to acquire an ownership interest in the Company.

ARTICLE II

Definitions

For purposes of the Plan the following terms have the indicated meanings:

“Board” means the Board of Directors of the Company.

“Change of Control” shall be deemed to have occurred in the event of a transaction or series of related transactions pursuant to which any Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of Persons, other than Catherine L. Hughes and Alfred C. Liggins, III, (a) acquire, whether by merger, consolidation or transfer or issuance of capital stock, capital stock of the Company (or any surviving or resulting company) possessing the voting power to elect a majority of the Board of the Company (or such surviving or resulting company) or (b) acquire all or substantially all of the Company’s assets determined on a consolidated basis.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.

“Committee” means the Compensation Committee or such other committee of the Board as the Board may designate to administer the Plan. The Committee shall be comprised solely of two or more directors. References to the Committee hereunder shall include the Board where appropriate.

“Class A Common Stock” means the Class A Common Stock, $.001 par value per share, of the Company.

“Class D Common Stock” means the Class D Common Stock, $.001 par value per share, of the Company.

“Common Stock” means the Class A Common Stock and Class D Common Stock.

“Designated Date” has the meaning set forth in Section 5.7 hereof.

“Exercised Options” has the meaning set forth in Section 5.4 hereof.

“Fair Market Value” per share on any given date:

(1)	The Plan, as defined below, was amended and restated by the Board of Directors on March 9, 2004 to increase the number of shares reserved for issuance under the Plan from 5,816,198 to 10,816,198 and to incorporate all prior amendments.

(A)    for all options granted prior to September 27, 2000, means the average for the ten (10) preceding trading days of the closing prices of the sales of the Common Stock on all securities exchanges on which such stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such stock is not so listed, the average of the representative bid and asked prices quoted on the Nasdaq Stock Market as of 4:00 P.M., New York time, or, if on any day such stock is not quoted on the Nasdaq Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Inc., or any similar successor organization. If at any time the Common Stock is not listed or quoted, the Fair Market Value per share shall be determined by the Committee or the Board based on such factors as the members thereof in the exercise of their business judgment consider reasonably relevant; or

(B)    for all options granted on or after September 27, 2000, means (i) if the principal market for the relevant class of stock is a national securities exchange or the Nasdaq Stock Market, the last sale price of that class of stock reported on such exchange or Nasdaq as of that date, (ii) if there is no such sale price reported, the mean between the lowest and highest reported sale prices of the relevant class of stock on that date on the principal exchange or market on which the stock is then listed or admitted to trading, (iii) if sale prices are not available or if the principal market for the relevant class of stock is not a national securities exchange and the stock is not quoted on the Nasdaq Stock Market, the average between the highest bid and lowest asked prices for the relevant class of stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service, or (iv) if the day is not a trading day, and as a result, paragraphs (i)-(iii) are inapplicable, the Fair Market Value of the relevant class of stock shall be determined as of the next earlier trading day; or (v) if paragraphs (i)—(iii) are inapplicable because the stock is no longer publicly traded, then the Fair Market Value of the relevant class of stock shall be determined in good faith by the Committee.

“Grant” means a restricted stock grant awarded to a Participant under the Plan at no cost to the Participant.

“Grant Agreement” has the meaning set forth in Section 6.1 hereof.

“Grant Shares” shall mean (i) all shares of Common Stock issued or issuable upon the award or vesting of a Grant and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock. Unless provided otherwise herein or in the Participant’s Grant Agreement, Grant Shares will continue to be Grant Shares in the hands of any holder other than the Participant (except for the Company), and each such transferee thereof will succeed to the rights and obligations of a holder of Grant Shares hereunder.

“Measurement Date” means the date on which any taxable income resulting from the exercise of an Option is determined under applicable federal income tax law.

“Option” means a stock purchase option granted to a Participant under the Plan.

“Option Agreement” has the meaning set forth in Section 6.1 hereof.

“Option Shares” shall mean (i) all shares of Common Stock issued or issuable upon the exercise of an Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock. Unless provided otherwise herein or in the Participant’s Option Agreement, Option Shares will continue to be Option Shares in the hands of any holder other than the Participant (except for the Company), and each such transferee thereof will succeed to the rights and obligations of a holder of Option Shares hereunder.

“Participant” means any director, executive or other key employee of the Company or any Subsidiary, or any other individual who performs substantial work for the Company or any Subsidiary, who has been selected to participate in the Plan by the Committee.

“Permitted Transferee” means those persons to whom the Participant is authorized, pursuant to Section 6.3, to transfer Options and Grants.

“Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity.

“Plan” has the meaning set forth in the preamble hereof.

“Reload Number” has the meaning set forth in Section 5.4 hereof.

“Reload Options” has the meaning set forth in Section 5.4 hereof.

“Shares” has the meaning set forth in Section 5.3.

“Subsidiary” means: (i) with respect to incentive stock options, any subsidiary corporation of the Company as such term is defined in Code section 424(f); and (ii) with respect to all other grants made under the Plan, any subsidiary of the Company, including non-corporate entities that would satisfy the definition of Code section 424(f) but for the fact that the entity is not organized in corporate form (including, but not limited to, general partnerships, limited partnerships and limited liability companies that elect to be taxed as pass-through entities).

“Termination Date” shall mean the date upon which such Participant’s employment with the Company or any Subsidiary terminated.

ARTICLE III

Administration

The Plan shall be administered by the Committee. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant Options or Grants to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Options and Grants as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Options or Grants granted under the Plan and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee’s determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other persons. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons or entities as it deems appropriate.

ARTICLE IV

Limitation on Aggregate Shares

The number of shares of Common Stock with respect to which Options and Grants may be granted under the Plan shall not exceed, in the aggregate, 1,408,099 shares of Class A Common Stock and 10,816,198 shares of Class D Common Stock, subject to adjustment in accordance with Section 6.4. To the extent any Options or Grants expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, and to the extent any Option Shares or Grant Shares are tendered or withheld in payment of the exercise price of any Options or the taxes payable with respect to the exercise of any Options or Grants, such shares shall again be available under the Plan. The shares of Common Stock available under the Plan may consist of authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

ARTICLE V

Awards

    5.1    Grant of Options and Grants.

(a)    Grant by Committee.    The Committee may grant Options or Grants to Participants from time to time in accordance with this Article V.

(b)    Nonqualified Options and Incentive Stock Options.    Options granted under the Plan may be nonqualified stock options or “incentive stock options” within the meaning of Section 422 of the Code or any successor provision as specified by the Committee; provided, however, that no incentive stock option may be granted to any Participant who, at the time of grant, owns stock of the Company (or any Subsidiary) representing more than 10% of the total combined voting power of all classes of stock of the Company (or any Subsidiary), unless such incentive stock option shall at the time of grant (a) have a termination date not later than the fifth anniversary of the issuance date and (b) have an exercise price per share equal to at least 110% of the Fair Market Value of a share of Common Stock on the date of grant.

It is the Company’s intent that nonqualified stock options granted under the Plan not be classified as incentive stock options, that incentive stock options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an incentive stock option granted under the Plan does not qualify as such for any reason, then to the extent of such nonqualification, the stock option represented thereby shall be regarded as a nonqualified stock option duly granted under the Plan, provided that such stock option otherwise meets the Plan’s requirements for nonqualified stock options.

(c)    Exercise Price.    The exercise price per share of Common Stock under each Option shall be determined by the Committee at the time of grant; provided, however, that the exercise price per share of Common Stock under each incentive stock option shall be fixed by the Committee at the time of grant of the Option and shall equal at least 100% of the Fair Market Value of a share of the relevant class of Common Stock on the date of grant, but not less than the par value per share (as adjusted pursuant to Section 6.4). Subject to Section 5.7, Options shall be exercisable at such time or times as the Committee shall determine; provided, however, that any option intended to be an incentive stock option shall be treated as an incentive stock option only to the extent that the aggregate Fair Market Value of the relevant class of Common Stock (determined as of the date of Option grant) with respect to which incentive stock options (but not nonqualified options) are exercisable for the first time by any Participant during any calendar year (under all stock option plans of the Company and its Subsidiaries) does not exceed $100,000.

(d)    Option or Grant Term.    The Committee shall determine the term of each Option and Grant, which term shall not exceed ten years from the date of grant of the Grant or Option (five years in the case of incentive stock options for which the exercise price is 110% of the Fair Market Value of a share of the relevant class of Common Stock on the date of grant, pursuant to Section 5.1(b)).

(e)    Maximum Annual Grant to Participant.    In any one calendar year, the Committee shall not grant to any one Participant Options to purchase, or Grants of, a number of shares of Class A Common Stock in excess of 704,050 or a number of shares of Class D Common Stock in excess of 1,908,099.

5.2    Exercise Procedure.    Options and Grants shall be exercisable, to the extent they are vested, by written notice to the Company (to the attention of the Company’s Secretary) accompanied by payment in full of the applicable exercise price.

5.3    Payment Options.    Options may be exercised, in whole or in part, upon payment of the exercise price of the Option Shares to be acquired. Payment shall be made: (i) in cash (including check, bank draft or money order); (ii) by delivery of outstanding shares of Common Stock, of the same class for which the Option is to be exercised, with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the Options’ exercise; (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Option Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board or other method of legally permissible cashless exercise; (iv) by authorizing the Company to withhold from issuance a number of Option Shares issuable upon exercise of the Options which, when multiplied by the Fair Market Value of a share of the relevant class of Common Stock on the date of exercise is equal to the aggregate exercise price payable with respect to the Options so exercised, (v) by any combination of the foregoing; or (vi) in any additional manner the Committee approves. Options may also be exercised upon payment of the exercise price of the Option Shares to be acquired by delivery of the Participant’s promissory note, but only to the extent specifically approved by and in accordance with the policies of the Committee.

(a)    Exchange of Previously Acquired Stock.    In the event a Participant elects to pay the exercise price payable with respect to an Option pursuant to clause (ii) above, (A) only a whole number of share(s) of the relevant class of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such Participant must present evidence acceptable to the Company that he or she has owned any such shares of the relevant class of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) the relevant class of Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the Participant, be made either by (A) physical delivery of the certificate(s) for all such shares of the relevant class of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the Participant’s broker to transfer, by book entry, such shares of the relevant class of Common Stock from a brokerage account of the Participant to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of shares of the relevant class of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the Fair Market Value of the share(s) of the relevant class of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No Participant may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes).

(b)    Payment by Withholding Shares.    In the event a Participant elects to pay the exercise price payable with respect to an option pursuant to clause (iv) above, (A) only a whole number of Option Share(s) (and not fractional Option Shares) may be withheld in payment and (B) such Participant must present evidence acceptable to the Company that he or she has owned a number of shares of the relevant class of Common Stock at least equal to the number of Option Shares to be withheld in payment of the exercise price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of Option Shares, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the Option Share(s) withheld in payment (plus any applicable taxes) shall be paid in cash. No Participant may authorize the withholding of Option Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes). Any withheld Option Shares shall no longer be issuable under such Options.

5.4    Grant of Reload Options.    The Committee may provide (either at the time of grant or exercise of an Option), in its discretion, for the grant to a Participant who exercises all or any portion of an Option (“Exercised Options”) and who pays all or part of such exercise price with shares of Common Stock, of an additional option (a “Reload Option”) for a number of shares of Common Stock, of the same class as those shares used to pay all or part of the exercise price, equal to the sum (the “Reload Number”) of the number of shares of Common Stock tendered or withheld in payment of such exercise price for the Exercised Options plus, if so provided by the Committee, the number of shares of Common Stock, if any, tendered or withheld by the Participant or withheld by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements. The terms of each Reload Option, including the date of its expiration and the terms and conditions of its exercisability and transferability, shall be the same as the terms of the Exercised Option to which it relates, except that: (i) the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates; and (ii) the exercise price for each Reload Option shall be the Fair Market Value of the Common Stock on the grant date of the Reload Option.

    5.5    Withholding Tax Requirements.

(a)    Participant Election.    Unless otherwise determined by the Committee, a Participant may elect to deliver shares of the relevant class of Common Stock (or have the Company withhold shares acquired upon exercise of an Option or Grant) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an Option or a Grant. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a Participant elects to deliver or have the Company withhold shares of the relevant class of Common Stock pursuant to this Section 5.5(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 5.3 with respect to the delivery or withholding of the relevant class of Common Stock in payment of the exercise price of Options.

(b)    Company Requirement.    The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the Participant make provision for the payment to the Company, either pursuant to Section 5.5(a) or this Section 5.5(b), of any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or any delivery of Option Shares or Grant Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a Participant, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or to the delivery of Option Shares or Grant Shares under the Plan. The Company may, in its discretion and to the extent specifically approved by and in accordance with the policies of the Committee, permit payment of such federal, state or local taxes to be made by delivery by a Participant to the Company of a promissory note of such Participant.

5.6    Notification of Inquiries and Agreements.    Each Participant and each Permitted Transferee shall notify the Company in writing within 10 days after the date such Participant or Permitted Transferee (i) first obtains knowledge of any Internal Revenue Service inquiry, audit, assertion, determination, investigation, or question relating in any manner to the value of Options or Grants granted hereunder; (ii) includes or agrees (including, without limitation, in any settlement, closing or other similar agreement) to include in gross income with respect to any Option or Grant granted under this Plan (A) any amount in excess of the amount reported on Form 1099 or Form W-2 to such Participant by the Company, or (B) if no such Form was received, any amount; and/or (iii) exercises, sells, disposes of, or otherwise transfers an Option or Grant acquired pursuant to this Plan. Upon request, a Participant or Permitted Transferee shall provide to the Company any information or document relating to any event described in the preceding sentence which the Company (in its sole discretion) requires in order to calculate and substantiate any change in the Company’s tax liability as a result of such event.

5.7    Conditions and Limitations on Exercise.    At the discretion of the Committee, exercised at the time of grant, Options and Grants may vest, in one or more installments, upon (i) the fulfillment of certain conditions, (ii) the passage of a specified period of time, (iii) the occurrence of certain events and/or (iv) the achievement by the Company or any Subsidiary of certain performance goals. Except as otherwise provided by the Committee, Options shall not vest for a period of at least six months following the date of grant of such Options. In the event of a Change of Control, the Committee may provide, in its discretion, that the Options and Grants shall become immediately vested and that such Options and Grants shall terminate if not exercised as of the date of the Change of Control or any other designated date (the “Designated Date”) or that such Options shall thereafter represent only the right to receive the excess of the consideration per share of Common Stock offered in such Change of Control over the exercise price of such Options.

The Company shall give all Participants notice of an impending Change of Control at least 15 days prior to the date of such Change of Control or the Designated Date, whichever is earlier.

    5.8    Expiration of Options and Grants.

(a)    Normal Expiration.    In no event shall any part of any Option or Grant be exercisable after the stated date of expiration thereof.

(b)    Early Expiration Upon Termination of Employment.    Any part of any Option or Grant that was not vested on a Participant’s Termination Date shall expire and be forfeited on such date, and any part of any Option or Grant that was vested on the Termination Date shall also expire and be forfeited to the extent not theretofore exercised on the thirtieth (30th) day (one year, if termination is caused by the Participant’s death or disability) following the Termination Date or such longer period following the Termination Date to the extent specifically approved by and in accordance with the policies of the Committee, but in no event after the stated date of expiration thereof.

ARTICLE VI

General Provisions

6.1    Written Agreement.    Each Option and Grant granted hereunder shall be embodied in a written agreement (the “Option Agreement” or “Grant Agreement”) which shall be signed by the Participant to whom the Option or Grant is granted and shall be subject to the terms and conditions set forth herein. Unless otherwise expressly stated herein, inconsistencies between such Option Agreement or Grant Agreement and this Plan shall be resolved in accordance with the terms of this Plan.

6.2    Listing, Registration and Legal Compliance.    If at any time the Committee determines, in its discretion, that the listing, registration or qualification of the shares subject to Options or Grants upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of Options or Grants or the purchase or issuance of shares thereunder, no Options or Grants may be granted and Options may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options or Grants will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other persons subject to Section 16(b) of the Exchange Act, the Committee may at any time impose any limitations upon the exercise of Options or Grants that, in the Committee’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options or Grants may be exercised, the Committee may, in its discretion and without the Participant’s consent, so reduce such period on not less than 15 days’ written notice to the holders thereof.

6.3    Options Not Transferable.    Except as otherwise authorized by the Committee, Options and Grants may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant to whom they were granted, may be exercised only by such Participant (or, if such Participant is incapacitated, by such Participant’s legal guardian or legal representative). In the event of the death of a Participant, Options and Grants which are not vested on the date of death shall terminate; exercise of Options or Grants granted hereunder to such Participant, which are vested as of the date of death, may be made only by the executor or administrator of such Participant’s estate or the person or persons to whom such Participant’s rights under the Options or Grants will pass by will or the laws of descent and distribution.

6.4    Adjustments.    In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Committee may, in order to prevent the dilution or enlargement of rights under the Plan or outstanding Options or Grants, adjust (1) the number and type of shares as to which options or restricted stock grants may be granted under the Plan, (2) the number and type of shares covered by outstanding Options or Grants, (3) the exercise prices, if any, specified therein and (4) other provisions of this Plan which specify a number of shares, all as the Committee determines to be appropriate and equitable.

6.5    Rights of Participants.    Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time (with or without cause), or confer upon any Participant any right to continue in the employ of the Company or any Subsidiary for any period of time or to continue to receive such Participant’s current (or other) rate of compensation. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

6.6    Amendment, Suspension and Termination of Plan.    The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided, however, that no such amendment shall be made without shareholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options or Grants without the consent of the Participants affected thereby, except as provided below. No Options or Grants shall be granted hereunder after the tenth anniversary of the adoption of the Plan.

6.7    Amendment of Outstanding Options and Grants.    The Committee may amend or modify any Option or Grant in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option or Grant; provided that, except as expressly contemplated elsewhere herein or in any agreement evidencing such Option or Grant, no such amendment or modification shall impair the rights of any Participant under any outstanding Option or Grant without the consent of such Participant.

6.8    Governing Law.    The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan, shall be governed by the substantive laws, but not the choice of law rules, of Delaware.

ARTICLE VII

Stockholder Adoption

The Plan was initially approved by the Board on May 5, 1999 and approved and adopted by the stockholders of the Company, in accordance with applicable law, at a meeting of the stockholders of the Company held May 5, 1999. The Amended and Restated Plan was approved by the Board on March 9, 2004 and submitted for approval by stockholders on May 26, 2004.

FORM OF PROXY

RADIO ONE, INC.

5900 Princess Garden Parkway

Lanham, Maryland 20706

This Proxy is solicited by the Board of Directors for the Annual Meeting of Stockholders to be held on May 26, 2004.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders of Radio One, Inc. (the “Company”) and the accompanying Proxy Statement. The undersigned holder of Class A and/or Class B common stock hereby appoints Scott R. Royster and Linda J. Eckard Vilardo, and each of them individually, as proxies, each with the powers the undersigned would possess if personally present, and each with full power of substitution, to vote as specified in this proxy all of the shares of Class A and/or Class B common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held May 26, 2004, and at any adjournments or postponements thereof.

With respect to such other matters that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting, the proxies named above are authorized to vote upon those matters in their discretion. The undersigned Stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

You are encouraged to specify your choices by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. Your shares cannot be voted unless you sign, date and return this card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

PROPOSALS 1, 2, 3 AND 4.

SEE REVERSE SIDE

Please mark your vote as in this example: [X]

When this proxy card is properly executed, the shares to which it relates will be voted in accordance with the directions indicated hereon. If no direction is made, the shares will be voted FOR the proposal below.

1.  Election of Class A Directors

FOR  [ ]    WITHHOLD AUTHORITY  [ ]

to vote for all nominees listed below

Nominees: Brian W. McNeill and Terry L. Jones. (INSTRUCTIONS: to withhold authority to vote for any individual nominee, mark the “FOR” box and write the name of the nominee for whom you are withholding authority in the space provided below.)

2.  Election of Other Directors

FOR  [ ]    WITHHOLD AUTHORITY  [ ]

to vote for all nominees listed below

Nominees: Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong, L. Ross Love and Ronald E. Blaylock. (INSTRUCTIONS: to withhold authority to vote for any individual nominee, mark the “FOR” box and write the name of the nominee for whom you are withholding authority in the space provided below.)

3.  Approval of the amendment and restatement of the 1999 Stock Option and Restricted Stock Grant Plan increasing the number of shares of Class D common stock reserved for issuance under the Plan from 5,816,198 shares to 10,816,198 shares.

FOR  [ ]    AGAINST  [ ]    ABSTAIN  [ ]

4.  Ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the year ended December 31, 2004.

FOR  [ ]    AGAINST  [ ]    ABSTAIN  [ ]

By signing this proxy card, you acknowledge receipt of the Notice of Annual Meeting of Stockholders to be held May 26, 2004 and the Proxy Statement dated April 26, 2004.

DATE	SIGNATURE(S)